Exhibit 2.1

WY Secretary of State FILED: 03/10/2026 01:00 PM Original ID: 2024 - 001539485 Amendment ID: 202tHMl6437108 AMENDED AND RESTATED ARTICLES OF INCORPORATION MyRxWallet North America Corporation, a corporation organized and existing under the laws of the State of Wyoming, hereby certifies as follows: 1. Profit Corporation Articles of Incorporation were filed with the Secretary of State of Wyoming on October 16, 2024, under the name of MyRxWallet North America Corporation. 2. Pursuant to Article 10 of the Wyoming Business Corporation Act, these Amended and Restated Articles of Incorporation restate, integrate, and further amend the provisions of the Articles of Incorporation of this corporation. 3. These Amended and Restated Articles were approved in accordance with W . S . 17 - 16 - 1003 by the board of directors of the company and by a majority of shareholders of the company in a manner required by the Wyoming Business Corporation Act and consolidates all amendments into a single document . 4. The text of the Amended and Restated Articles oflncorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows: ARTICLES OF INCORPORATION OF MYRXWALLET NORTH AMERICA CORPORATION ARTICLE I. NAME The name of the corporation is MyRxWallet North America Corporation (the "Corporation"). The name and address of the incorporator is as follows: Northwest Registered Agent Service Inc., 30 N Gould St Ste N Sheridan, WY 82801. The Authorized Signer was and currently is Nat Smith from Northwest Registered Agent Service, Inc. ARTICLE II. REGISTERED OFFICE The address of the Corporation's registered office in the State of Wyoming is 30 N Gould St Ste R Sheridan, WY 82801 USA. The name of the registered agent at such address is Registered Agents Inc. ARTICLE III. PURPOSE ೦ et \ ೦ eee,i ೦೦ ೦ t ೦ \ o \ ee'6"' ೦೦೦ The Corporation is authorized to issue two classes of shares to be designated, respectively, ' Stock" and "Preferred Stock". The number of shares of Common Stock authorized to be issued is Seven The purpose or purposes of the corporation is to engage in any lawful act or activity for w £@ corporations may be organized under the Wyoming Business Corporation Act. :: ARTICLE IV. CAPITAL STOCK

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Hundred and Fifty Million (750,000,000). The number of shares of Preferred Stock authorized to be issued is One Hundred Million (100,000,000). The Common Stock shall each have par value of $0.0001 per share. The Preferred Stock shall each have par value of $0.0001 per share. Section 1. Authorized Shares The Corporation is authorized to issue two classes of shares designated as "Common Stock" and "Preferred Stock." • Common Stock: 750,000,000 shares, par value $0.0001 per share. • Preferred Stock: 100,000,000 shares, par value $0.0001 per share. All shares of the Corporation shall be non - assessable when issued as fully paid. Section 2. Authority to Establish Series of Preferred Stock The Board of Directors is authorized, subject to the limitations prescribed by law and this Article IV, to divide the Preferred Stock into one or more series and to determine, by filing a Certificate of Designation with the Wyoming Secretary of State, the designation, powers, preferences, rights, qualifications, limitations, and restrictions of each such series. This authority includes, without limitation, the power to establish: • Interest rights (cash, property, securities, or digital tokens) • liquidation preferences • conversion rights • redemption provisions • voting rights • token - enabled or blockchain - represented securities • sinking fund provisions • anti - dilution adjustments • any other lawful terms No further stockholder approval shall be required for the creation of any series of Preferred Stock unless expressly required by law. Section 3. Series A Preferred Stock (Token - Enabled) The Corporation hereby authorizes a series of Preferred Stock designated "Series A Preferred Stock." The number of shares constituting the Series A shall be fixed by the Board of Directors in a Certificate of Designation. (a) Digital Token Representation Each share of Series A Preferred Stock may be represented by one hundred (100) digital security tokens, designated "MyRx - A Tokens." • MyRx - A Tokens are digital representations of the economic and governance rights of the underlying Series A Preferred Stock. • MyRx - A Tokens do not constitute a separate class of securities. • The total number ofMyRx - A Tokens shall not exceed 100 x the number of issued and outstanding Series A Preferred Shares.

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• The Corporation may utilize blockchain - based transfer agent systems or smart - contract registries to record token ownership. (b) Form of Interests • Interests on Series A Preferred Stock may be paid in: • cash • property • securities of the Corporation • MyRx - A Tokens • or any combination thereof as determined by the Board of Directors. (c) Conversion and Redemption Series A Preferred Stock may include conversion rights into Common Stock or tokenized equivalents, and may be redeemable at the option of the Corporation, as set forth in the applicable Certificate of Designation. (d) Voting Rights Series A Preferred Stock shall have only such voting rights as are expressly provided in the Certificate of Designation or required by law. Section 4. Voting Rights of Common Stock Each holder of Common Stock shall be entitled to one vote per share on all matters submitted to stockholders, except as otherwise required by law or by the rights of any series of Preferred Stock. Section 5. Consideration for Shares Shares of Common Stock and Preferred Stock may be issued for such consideration as determined by the Board of Directors, including cash, promissory notes, services, property, securities, or digital assets, to the fullest extent permitted by law. Section 6. Non - Assessability All shares issued as fully paid shall be non - assessable, and no stockholder shall be personally liable for the debts or obligations of the Corporation. Section 7. Forward Stock Splits and Corporate Actions (a) Forward Stock Split. Effective as of September 16, 2025, each share of Common Stock issued and outstanding immediately prior to such date shall be split and converted into 3.5 shares of Common Stock (a l - for - 3.5 split). The Corporation shall make appropriate adjustments to its records to reflect the split. Fractional shares, if any, shall be handled in accordance with the policies adopted by the Board of Directors or as required by law. (b) Other Corporate Actions. Any forward stock split, reverse stock split, recapitalization, or similar corporate action not otherwise provided for herein shall be effected only by amendment to the Articles of Incorporation or by Board resolution where permitted by law. No such action shall modify the rights of any series of Preferred Stock unless expressly provided in the amendment or resolution. No such action

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shall modify the rights of any series of Preferred Stock unless expressly provided in the amendment or resolution. Section 8. Future Increase of Authorized Shares Although the Corporation is currently authorized to issue 300,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, nothing in this Article IV shall limit the authority of the Board of Directors, subject to stockholder approval where required by law, to amend the Articles of Incorporation at any future time to increase the number of authorized shares of either class if the Board determines such an increase to be advisable and in the best interests of the Corporation, including for purposes of enhancing liquidity, increasing public float, facilitating mergers and acquisitions, or supporting future capital - raising activities. Any such amendment may be adopted at the discretion of the Board of Directors and shall not affect the rights of any existing shares or series unless expressly provided in the amendment. ARTICLEV. BOARD OF DIRECTORS (a) Number. The number of directors, constituting the entire Board of Directors shall be fixed from time to time by vote of a majority of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the terms of any director at any time in office. (b) Vacancies. Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose. ARTICLE VI. BY - LAWS In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. ARTICLE VII. AMENDMENT No amendment or restatement of this Articles of Incorporation shall be valid unless approved by holders of a majority of the voting rights of the Corporation which shall expressly include voting rights associated with the outstanding shares of Common Stock and Preferred Stock of the Corporation. ARTICLE VIII. LIABILITY To the fullest extent permitted by the Wyoming Business Corporation Act as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VIII will not eliminate or reduce the effect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. ARTICLE IX. COMBINATIONS WITH INTERESTED STOCKHOLDERS

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Election Not to Be Subject to the Restrictions in WBCA 17 - 18 - 104(b) Related to Restrictions on Business Combinations. The Corporation elects not to be subject to the restrictions in WBCA 17 - 18 - 104(b). Election Not to Be Subject to the Restrictions in WBCA 17 - 18 - 105 Through 17 - 18 - 111 Related to Takeover Protection Provisions. The Corporation elects not to be subject to the restrictions in WBCA 17 - 18 - 105 through 17 - 18 - 111. ARTICLEX. SHAREHOLDER ACTION WITHOUT A MEETING Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder(s) who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. I, THE UNDERSIGNED, being the Executive Officer of MyRxWallet North America Corporation pursuant to the Wyoming Business Corporation Act, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this December 29th day of 2025. Dated: March 10, 2026 By: o ೦ r - wd Olivia Trinh, CEO

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